Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1999 in Pre-Effective Amendment No. 1 to Effective Management Systems, Inc.'s Registration Statement on Form S-1 (including the related Prospectus) for the registration of 947,214 shares of its common stock.



                                                              ERNST & YOUNG LLP



Milwaukee, Wisconsin
March 31, 1999